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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report November 18, 2005

                           SCBT FINANCIAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

        South Carolina                  001-12669                57-0799315
        --------------                  ---------                ----------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

      520 Gervais Street
      Columbia, South Carolina                                  29201-3046
      ------------------------                                  ----------
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (800) 277-2175
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

     On November 18, 2005, SCBT Financial Corporation issued a press release announcing the completion of the Sun Bancshares acquisition. Under the terms of the acquisition, Sun Bancshares Inc. shareholders will receive $3.60 in cash and 0.464516 shares of SCBT Financial Corporation common stock for each share of Sun Bancshares, Inc. common stock that they own. SCBT Financial Corporation will also pay approximately $2.86 million to the holders of outstanding stock warrants and options for Sun Bancshares, Inc. stock. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.



Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits.
         The following exhibits have been furnish herewith:

         99.1 The press release issued by SCBT Financial Corporation in connection with the announcement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

November 18, 2005                                  SCBT Financial Corporation



                                           By:    /s/ Richard C. Mathis
                                                  --------------------------
                                                  Richard C. Mathis
                                                  Executive Vice President and
                                                  Chief Financial Officer



                                  Exhibit Index


Exhibit No.                 Description of Exhibit
-----------                 ----------------------

99.1                        Press release dated November 18, 2005